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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2004

VASO ACTIVE PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation No.)	001-31925 (Commission File No.)	02-0670926 (IRS Employer Identification No.)
99 Rosewood Drive, Suite 260, Danvers, Massachusetts 01923 (Address of principal executive offices including zip code)
(978) 750-0090 (Registrant's telephone number, including area code)

TABLE OF CONTENTS

ITEM 5. OTHER EVENTS
ITEM 7. EXHIBITS
SIGNATURE
EXHIBIT 99.1—PRESS RELEASE

ITEM 5. OTHER EVENTS

On February 19, 2004, the Board of Directors of Vaso Active Pharmaceuticals Inc. ("the Company") declared a 3 for 1 stock split effective in the form of a 200 percent stock dividend payable on or about March 5, 2004 to holders of record of both Class A and Class B common stock as of February 23, 2004. Under the terms of this stock split, holders of the Company's Class A and Class B common stock will receive a dividend of two shares of Class A and Class B common stock for every one share of Class A and Class B common stock held on that record date. The dividend will be paid in authorized but unissued shares of Class A and Class B common stock of the Company.

ITEM 7. EXHIBITS

(c)   Exhibits.

Exhibit 99.1—Press Release, dated February 19, 2004.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VASO ACTIVE PHARMACEUTICALS, INC.
Date: February 19, 2004	/s/ JOHN J. MASIZ John J. Masiz President, CEO

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TABLE OF CONTENTS
SIGNATURE